UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2022

HQDA ELDERLY LIFE NETWORK CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52417	98-1225287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

372 Ziwei Road, Pudong New District

Shanghai, P.R. China

+86 15358018888

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officer and Director

On March 25, 2022, Ms. Dan Li Wang Yu resigned as the Secretary and a Director of HQDA Elderly Life Network Corp. (the “Company”), due to personal reasons. There were no adverse reasons for Ms. Yu’s resignation.

Appointment of Officer

On March 25, 2022, in the best interest of the Company, the Board of Directors appointed Ms. Meichen Chen to serve as the Secretary of the Company. Ms. Chen has been the President, Interim Chief Executive Officer and Director of the Company since November 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2022

HQDA Elderly Life Network Corp.

By:	/s/ Meichen Chen
Meichen Chen, President & Interim Chief Executive Officer